UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:
[ ]      Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-a-5(d)(2))

[X]      Definitive Information Statement

                            GALAXY INVESTMENTS, INC.
                (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:______________________________________________________

         2)       Aggregate  number  of securities to which transaction applies:
                  ______________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _____________________________________________

         4)       Proposed maximum aggregate value of transaction:______________

         5)       Total fee paid:_______________________________________________

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:_______________________________________

         2)       Form, Schedule or Registration Statement No.:_________________

         3)       Filing Party:_________________________________________________

         4)       Date Filed:___________________________________________________

                            GALAXY INVESTMENTS, INC.
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To be held May 15, 2003

--------------------------------------------------------------------------------

         We will hold the 2003 Annual Meeting of Shareholders of Galaxy Investments, Inc. (the "Company") at the JW Marriott Hotel, 1109 Brickell Avenue, Miami, Florida, on Thursday, May 15, 2003, at 10:00 a.m., local time. At the Annual Meeting, we will ask you to consider the following proposals:

         (1)      Elect six (6) directors to the Board of Directors;

         (2) Ratify the selection by the Board of Directors of Wheeler Wasoff, P.C. as the Company's independent auditors for the fiscal year ending November 30, 2003;

         (3) Adopt an amendment to the Articles of Incorporation of the Company to change the name of the Company to "Galaxy Energy Corporation";

         (4)      Adopt the 2003 Stock Option Plan; and

         (5) Transact such other business as properly may come before the meeting.

         Your Board of Directors believes that each proposal is in the best interests of the Company and its shareholders.

         You will be able to vote your shares at the Annual Meeting if you were a shareholder of record at the close of business on April 12, 2003. The transfer books of the Company will not be closed.

         You are cordially invited to attend the meeting in person. Enclosed for your consideration is an Information Statement describing the proposed transactions. Please note that the Company's principal shareholders, intends to cast their votes in favor of management's nominee for directors and the name change.

         IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE CALL THE COMPANY AT
(305) 373-5725 SO THAT WE CAN MAKE SURE THERE IS ADEQUATE SEATING.


                                By order of the Board of Directors:


                                /s/ A. Shane Bruner
                                ------------------------------------------------
                                A. Shane Bruner, Secretary
Miami, Florida
April 25, 2003

                            GALAXY INVESTMENTS, INC.
                       1001 Brickell Bay Drive, Suite 2202
                              Miami, Florida 33131


                              INFORMATION STATEMENT

               ANNUAL SHAREHOLDERS MEETING TO BE HELD MAY 15, 2003


                                  INTRODUCTION

         This Information Statement will be first sent or given to shareholders of Galaxy Investments, Inc. (the "Company") on or about April 25, 2003, in connection with the annual shareholders' meeting to be held May 15, 2003, for the purposes of electing directors, ratifying the independent auditors, adopting the 2003 Stock Option Plan, and approving a name change of the Company to Galaxy Energy Corporation.

        **WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                               SEND US A PROXY.**



                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

         The securities entitled to vote at the Annual Meeting consist of all of the issued and outstanding shares of the Company's common stock. The Board of Directors of the Company has fixed the close of business on April 12, 2003, as the record date. Only shareholders of record as of the record date may vote at the Annual Meeting. As of the record date, there were 30,517,058 shares outstanding.

VOTING RIGHTS AND QUORUM REQUIREMENT

         Each shareholder of record as of the record date is entitled to one vote for each share of common stock held as of the record date. The presence at the Annual Meeting of the holders of an amount of shares of common stock representing the right to vote at least a majority of the shares of common stock outstanding as of the record date will constitute a quorum for transacting business.

VOTE REQUIRED FOR APPROVAL

         PROPOSAL 1 - ELECTION OF DIRECTORS: The nominees for director will be elected if they receive a plurality of the votes cast at the Annual Meeting.

         PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS: The appointment of the independent accountants will be ratified if a majority of the shares present at the meeting vote in favor of ratification.

         PROPOSAL 3 - ADOPTION OF AMENDMENT TO ARTICLES OF INCORPORATION: The amendment to the Articles of Incorporation will be adopted if the holders of a majority of the shares of issued and outstanding common stock of the Company vote in favor of the amendment.

         PROPOSAL 4 - ADOPTION OF 2003 STOCK OPTION PLAN: The 2003 Stock Option Plan will be adopted if a majority of the shares present at the meeting vote in favor of adoption.


Galaxy Investments, Inc. Information Statement - Page 1 of 12

DISSENTERS' RIGHTS OF APPRAISAL

         Under the Colorado Revised Statutes, the actions contemplated to be taken at the Annual Meeting do not create appraisal or dissenters' rights.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         Other than the  election of  directors  and  adoption of the 2003 Stock
Option Plan, none of the officers and directors has any direct or indirect interest in any matter to be acted upon at the Annual Meeting. Officers and directors would be eligible for awards under the 2003 Stock Option Plan.

ADDITIONAL INFORMATION ABOUT THE COMPANY

         The Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 2002 ("fiscal year 2002"), including consolidated financial statements, is being mailed to all shareholders entitled to vote at the Annual Meeting together with this Information Statement.


                 PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

--------------------------------------------------------------------------------

1.       ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

--------------------------------------------------------------------------------

         Six directors are to be elected at the Annual Meeting to serve for a one-year term, or thereafter until their replacements are duly elected or appointed. The nominees are currently the members of the six-person Board of Directors and have consented to serve as directors if re-elected. If a nominee cannot serve for any reason, the Board of Directors may designate a substitute nominee.

NOMINEES

         MARC E. BRUNER (30), PRESIDENT AND DIRECTOR - Marc E. Bruner became our President and director upon the acquisition of Dolphin Energy in November 2002. He has served as president of Dolphin Energy since June 2002. From September 1999 to June 2002, he worked as an investment banker and analyst for Resource Venture Management AG, a Swiss-based energy sector consulting firm. He was a senior account executive for J.B. Oxford & Co., a national securities firm, from February 1997 to January 1999; and an account executive for GKN Securities, Boca Raton, Florida, from June 1996 to November 1996. Mr. Bruner holds a B.S. degree in accounting from the University of Notre Dame.

         CARMEN LOTITO (58), CHIEF FINANCIAL OFFICER, TREASURER AND DIRECTOR - Carmen Lotito became our Chief Financial Officer, Treasurer and director upon the acquisition of Dolphin Energy in November 2002. He has been a director and the chairman of the audit and compensation committees of Gasco Energy, Inc., a publicly-traded natural gas and petroleum exploitation and development company based in Englewood, Colorado, since April 2001. He served as vice president, chief financial officer and director of Coriko Corporation, a private business development company, from November 2000 to August 2002. He has also been a member of Equistar Capital LLC, an investment banking firm located in Salt Lake City, Utah, since December 1999. From July 1998 to October 1999, Mr. Lotito served as director of marketing and business development for Impact Web Development, Salt Lake City, Utah. Prior to joining Coriko from Utah Clay Technology, Inc., Mr. Lotito was self-employed as a financial consultant. In 1988, Mr. Lotito joined ConAgra, Inc., in San Antonio, Texas as a brand manager, where he developed product lines, which grossed $50 million over a period of two years. In 1966, Mr. Lotito joined the firm of Pannell, Kerr Forester & Co. as a senior accountant in management and audit services for the company's Los Angeles and San Diego, California offices. Mr. Lotito holds a BS degree in Accounting from the University of Southern California. Mr. Lotito is the stepfather of Marc
E. Bruner and A. Shane Bruner.


Galaxy Investments, Inc. Information Statement - Page 2 of 12

         DR. JAMES M. EDWARDS (58), DIRECTOR - Dr. James M. Edwards became a director upon the acquisition of Dolphin Energy in November 2002. He has been actively involved in international oil and gas exploration and exploitation for more than 27 years. He has participated in oil and gas discoveries in Australia, Columbia, Equatorial Guinea, France, Norway, Trinidad, Thailand, the United Kingdom, and the United States. Dr. Edwards previously worked as chief geologist for Triton Energy Corporation. While with Triton, he participated in the discovery efforts of the Cusiana/Cupiagua Field Complex, Columbia. Since June 1991, he has been the president of Equinox Energy Corp., an oil and gas consulting company located in Dallas, Texas. Dr. Edwards holds advanced degrees in geology, including a Master of Science from the University of Georgia and a Ph.D. from Rice University.

         THOMAS G. FAILS (75), DIRECTOR - Thomas G. Fails became a director upon the acquisition of Dolphin Energy in November 2002. Thomas G. Fails' career spans four decades in the oil and gas industry. Mr. Fails has worked as a senior geologist for Shell Oil Company and numerous other international oil and gas exploration and exploitation companies. He is a past president of the American Institute of Professional Geologists. Since January 1997, Mr. Fails has been self-employed as an independent petroleum geologist and consultant. Mr. Fails has also been the president of Pannonian International, Ltd. since its inception in January 2000. Pannonian International is a coal bed methane development company with properties in Europe and Australia. Mr. Fails holds advanced degrees from Colorado School of Mines and Columbia University, and is a certified petroleum geologist and certified professional geologist.

         CECIL D. GRITZ (59), DIRECTOR - Cecil D. Gritz has worked in the oil and gas industry for more than three decades and holds advanced degrees in petroleum engineering and is a graduate of the Colorado School of Mines. Mr. Gritz worked as an engineer in various capacities for Shell Oil Company from June 1966 to August 1973. After leaving Shell Oil Company, he worked as a drilling and production manager, president of a drilling company, and petroleum engineer for companies in Denver, Colorado. He was the vice president of engineering and operations for Vista Resources, Inc., Denver, Colorado, from July 1977 to September 1982, and the drilling and production manager for Trend Exploration Limited, Denver, Colorado, from September 1982 to September 1986. He provided consulting services as a petroleum engineer and project manager for David Schlachter in Dallas, Texas, from September 1986 to March 1988, and was vice president of operations for Dantex Oil & Gas, Inc., Dallas, Texas, from March 1988 to August 1993. Mr. Gritz has been a manager and consulting petroleum engineer for Harbor Petroleum, LLC in Granbury, Texas, since August 1993.

         CHRIS D. WRIGHT (45), DIRECTOR - Chris D. Wright founded one of Canada's most successful junior oil and gas producers, Velvet Exploration Ltd. Mr. Wright currently sits as a director of a group of private and public companies and operates an investment banking firm. Mr. Wright holds a law degree from the University of Victoria.

COMMITTEES AND MEETINGS

         Our audit, compensation, and executive committees of our board of directors are comprised as follows:

         o        Audit Committee - Chris Wright, Cecil Gritz, and James Edwards
         o        Compensation  Committee - Carmen  Lotito,  James  Edwards, and
                  Chris Wright
         o        Executive  Committee - Marc  Bruner,  Chris  Wright, and James
                  Edwards

         These committees did not hold any meetings during fiscal year 2002.

         On March 14, 2003, the audit committee held a meeting via teleconference to review the Company's audited financial statements for fiscal year 2002. The audit committee reviewed and discussed the financial statements and Form 10-KSB text with Carmen Lotito, the Company's Chief Financial Officer, and Evan Wasoff, of Wheeler Wasoff, P.C., the Company's independent auditor. The audit committee discussed the following: significant accounting policies, significant estimates, audit adjustments, and whether there were any difficulties in performing the audit. Mr. Wasoff confirmed that he had not encountered anything to cause him concern and that the Company had given complete access to all books and records and answered all questions to his satisfaction. The audit committee also confirmed the independence of Wheeler
Wasoff, P.C. Based on the review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in the Company's annual report on Form 10-KSB for the fiscal year ended November 30, 2002 for filing with the Securities and Exchange Commission.. Lastly, the audit committee recommended the retention of Wheeler Wasoff, P.C.


Galaxy Investments, Inc. Information Statement - Page 3 of 12

         The board of directors has not yet adopted a written charter for the audit committee.

         Our current board of directors started their terms in November 2002, immediately after the acquisition of Dolphin Energy Corporation by the Company. Accordingly, during fiscal year 2002, our current board of directors did not hold any meetings. The former board of directors did not hold any meetings during fiscal year 2002. All actions were taken by unanimous written consent.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

         Based solely upon a review of the copies of such forms furnished to us, or written representations that no Form 5 filings were required, we believe that during the fiscal year ended November 30, 2002, there was compliance with all
Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners except as follows:

--------------------------------------------------------------------------------
REPORTING PERSON             DATE REPORT DUE              DATE REPORT FILED
--------------------------------------------------------------------------------
Marc E. Bruner             Form 3 due 11/23/02                12/27/02
--------------------------------------------------------------------------------
Carmen Lotito              Form 3 due 11/23/02                12/24/02
--------------------------------------------------------------------------------
A. Shane Bruner            Form 3 due 11/23/02                01/02/03
--------------------------------------------------------------------------------
James M. Edwards           Form 3 due 11/23/02                01/06/03
--------------------------------------------------------------------------------
Thomas G. Fails            Form 3 due 11/23/02                01/02/03
--------------------------------------------------------------------------------
Cecil D. Gritz             Form 3 due 11/23/02                12/27/02
--------------------------------------------------------------------------------
Chris D. Wright            Form 3 due 11/23/02                01/06/03
--------------------------------------------------------------------------------
Marc A. Bruner             Form 3 due 11/23/02                12/23/02
--------------------------------------------------------------------------------

EXECUTIVE COMPENSATION

         The following table sets forth information about the remuneration of our chief executive officers for the last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------
                                                                           LONG TERM COMPENSATION
                                ANNUAL COMPENSATION                --------------------------------------
                                                                            AWARDS             PAYOUTS
                                                         OTHER     RESTRICTED   SECURITIES
    NAME AND                                            ANNUAL        STOCK     UNDERLYING      LTIP       ALL OTHER
    PRINCIPAL                                          COMPENSA-    AWARD(S)     OPTIONS/      PAYOUTS     COMPENSA-
    POSITION        YEAR    SALARY ($)    BONUS ($)     TION($)        ($)       SARS (#)        ($)        TION($)
---------------------------------------------------------------------------------------------------------------------
 Marc E. Bruner     2002      $47,000        -0-          -0-          -0-          -0-          -0-          -0-
  President (1)
---------------------------------------------------------------------------------------------------------------------
   Gregory C.       2002        -0-          -0-          -0-          -0-          -0-          -0-          -0-
     Burnett        2001        -0-          -0-          -0-          -0-          -0-          -0-          -0-
  President (2)     2000        -0-          -0-          -0-          -0-          -0-          -0-          -0-
---------------------------------------------------------------------------------------------------------------------

-------------------
(1) Mr. Bruner has been the President from November 13, 2002. The salary shown above includes consulting fees paid to Mr. Bruner.
(2)      Mr. Burnett was the President  from  December 17, 1999  to November 13,
         2002.

         There have been no grants of stock options, stock appreciation rights, benefits under long-term incentive plans or other forms of compensation involving our officers.

Galaxy Investments, Inc. Information Statement - Page 4 of 12

         We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have not paid our outside directors fees for their services. However, we propose to pay them in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table provides certain information as to the officers and directors individually and as a group, and the holders of more than 5% of the Common Stock of the Company, as of April 12, 2003:

------------------------------------------------------------------------------------------------------------------
                                                                AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                        BENEFICIAL OWNERSHIP        PERCENT OF CLASS (2)
------------------------------------------------------------------------------------------------------------------
Marc A. Bruner                                                     11,398,530 (3)                    37.4%
29 Blauenweg
Metzerlen, Switzerland 4116
------------------------------------------------------------------------------------------------------------------
Resource Venture Management                                          4,898,530                       16.1%
29 Blauenweg
Metzerlen, Switzerland 4116
------------------------------------------------------------------------------------------------------------------
Bruner Group, LLP                                                    4,500,000                       14.8%
1775 Sherman Street #1375
Denver, Colorado 80203
------------------------------------------------------------------------------------------------------------------
Marc E. Bruner                                                       1,500,000                       4.9%
1001 Brickell Bay Drive #2202
Miami, Florida 33131
------------------------------------------------------------------------------------------------------------------
Alan Shane Bruner                                                    1,500,000                       4.9%
1001 Brickell Bay Drive #2202
Miami, Florida 33131
------------------------------------------------------------------------------------------------------------------
Carmen Lotito                                                        1,000,000                       3.3%
9 Exchange Place, Suite 1113
Salt Lake City, Utah 84111
------------------------------------------------------------------------------------------------------------------
Dr. James Edwards
184 Classen Drive
Dallas, Texas 75218                                                      0                            --
------------------------------------------------------------------------------------------------------------------
Thomas G. Fails
4101 E. Louisiana Avenue, Suite 412                                      0                            --
Denver, Colorado 80246
------------------------------------------------------------------------------------------------------------------
Cecil D. Gritz
602 South Harbor Court                                                   0                            --
Granbury, Texas 76048
------------------------------------------------------------------------------------------------------------------
Chris D. Wright
#1320 - 925 West Georgia Street                                          0                            --
 Vancouver, British Columbia, Canada V6C 3L2
------------------------------------------------------------------------------------------------------------------


Galaxy Investments, Inc. Information Statement - Page 5 of 12

------------------------------------------------------------------------------------------------------------------
                                                                AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                        BENEFICIAL OWNERSHIP        PERCENT OF CLASS (2)
------------------------------------------------------------------------------------------------------------------
All officers and directors as a group  (7 persons)                   4,000,000                       13.1%
------------------------------------------------------------------------------------------------------------------

--------------------
(1) To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2) This table is based on 30,517,058 shares of Common Stock outstanding as of April 12, 2003. If a person listed on this table has the right to obtain additional shares of Common Stock within sixty (60) days from April 12, 2003, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(3) Included in Mr. Bruner's share ownership are shares owned of record by Resource Venture Management and Bruner Family Trust. Mr. Bruner is a control person of both these entities.

CHANGES IN CONTROL

         There are no agreements known to management that may result in a change of control of our company.

CONFLICTS OF INTEREST

         Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our company. Insofar as the officers and directors are engaged in other business activities, we anticipate they will devote only a minor amount of time to our affairs.

         Our officers and directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to us. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

         Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies with which the officers and directors are affiliated both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

RELATED PARTY TRANSACTIONS

         Other than as disclosed below, none of our present directors, officers or principal shareholders, nor any family member of the foregoing, nor, to the best of our information and belief, any of our former directors, senior officers or principal shareholders, nor any family member of such former directors, officers or principal shareholders, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect us.

         RESOURCE VENTURE MANAGEMENT. At November 30, 2002, we owed Resource Venture Management $233,204. We have agreed to pay Resource Venture Management a total of $692,500 for monthly management fees of $162,000



Galaxy Investments, Inc. Information Statement - Page 6 of 12 through November 30, 2002, for finding oil and gas projects in Wyoming ($100,000), for reimbursement of costs and expenses ($230,500), and for services rendered ($200,000), which were paid by issuing 4,000,000 shares of our common stock. As of February 28, 2003, Resource Venture Management agreed to convert its outstanding debt of $233,204, plus management fees for the three months ended February 28, 2003 in the amount of $90,000, to 323,204 shares of our common stock.

         We have agreed to enter into a consulting agreement with Resource Venture Management to provide future consulting services for a fee of up to $30,000 per month. Resource Venture Management is one of our principal shareholders and is controlled by Marc A. Bruner, who is also one of our principal shareholders. Marc A. Bruner is the father of Marc E. Bruner and A. Shane Bruner, who are serve as our officers and directors.

         PANNONIAN  INTERNATIONAL,  LTD. On  November  15,  2002,  we executed a letter of intent to acquire Pannonian International, Ltd., a Colorado corporation, solely for 2,000,000 shares of our common stock. Thomas G. Fails became one of our directors on November 13, 2002. Mr. Fails is the president and a director of Pannonian International, Ltd.

         As of November 30, 2002, Pannonian International owed us $25,000 for an advance made in contemplation of the acquisition transaction.

         HARBOR PETROLEUM, LLC AND FLORIDA ENERGY, INC. From May 2002 through the present, Dolphin Energy has advanced funds to Harbor Petroleum, LLC for the purposes of acquiring oil, gas and mineral interest leases in Rusk and Nacogdoches Counties, Texas. As of November 30, 2002, leases covering approximately 2,452 acres had been acquired. While the leases are in the names of Harbor Petroleum or Florida Energy, Inc., such leases are held on behalf of Dolphin Energy. Harbor Petroleum is 50%-owned and managed by Cecil Gritz, one of our directors. Florida Energy is owned and controlled by Stephen E. Bruner, the brother of Marc A. Bruner, our controlling shareholder, and the uncle of Marc E. Bruner and A. Shane Bruner, our officers and directors.

         An agreement dated March 6, 2003 confirms that Dolphin is responsible for payment of all of the acquisition costs and maintenance costs of the leases. Dolphin Energy owns all of the working interests acquired under the leases, except for a 2% overriding royalty interest, shared equally by Harbor Petroleum and Florida Energy. However, with respect to 400 contiguous acres to be designated by Florida Energy, Florida Energy shall have a 3.125% overriding royalty interest instead of a 1% overriding royalty interest. In addition, Dolphin Energy has agreed to pay Florida Energy a bonus of $50,000 for identifying this lease play. This bonus obligation is evidenced by a promissory note due March 7, 2004 and bears interest at the annual rate of 7-1/2%.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

--------------------------------------------------------------------------------

2. RATIFICATION OF THE SELECTION OF WHEELER WASOFF, P.C. AS INDEPENDENT AUDITORS

--------------------------------------------------------------------------------

         The Board of Directors is seeking ratification of its selection of Wheeler Wasoff, P.C. as the Company's independent auditors for the fiscal year ending November 30, 2003, as recommended by the Board of Directors. If less than a majority of the shares present at the meeting votes in favor of ratification, the Board of Directors may reconsider the selection of independent auditors. Representatives of Wheeler Wasoff, P.C. are not expected to be present at the meeting.

         Wheeler Wasoff, P.C. is currently the Company's independent auditors, having replaced Andersen Andersen & Strong, L.C. as of November 15, 2002. Our board of directors recommended Wheeler Wasoff, P.C. because that firm was the existing certifying accountant for Dolphin Energy Corporation, which was the accounting survivor of the Company's reverse acquisition transaction. During the two most recent fiscal years and the subsequent interim period, neither we nor anyone on our behalf consulted Wheeler Wasoff, P.C. regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements.


Galaxy Investments, Inc. Information Statement - Page 7 of 12

         Andersen Andersen & Strong, L.C. had audited our financial statements for the fiscal year ended November 30, 2001. The report of Andersen Andersen & Strong, L.C. did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years and the subsequent interim period, there were no disagreements with Andersen Andersen & Strong, L.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Andersen Andersen & Strong, L.C., would have caused it to make reference to the subject matter of the disagreement in connection with its report.

AUDIT FEES

         Wheeler Wasoff, P.C. billed $14,000 for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2002. There were no reviews of the financial statements included in the Company's Forms 10-QSB for that fiscal year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Wheeler Wasoff, P.C. billed $nil for fiscal year 2002 for the following services: operating or supervising the operation of, the Company's information system or managing the Company's local area network; designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generate information that is significant to the Company's financial statements taken as a whole.

ALL OTHER FEES

         Wheeler Wasoff, P.C. billed $12,587 for services other than those described above for fiscal year 2002, which were primarily for the audit of the financial statements of Dolphin Energy Corporation as of and for the period ended September 30, 2002, and for the preparation for pro forma combined financial statements reflecting the acquisition of Dolphin Energy Corporation by the Company.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
                    OF THE SELECTION OF WHEELER WASOFF, P.C.

--------------------------------------------------------------------------------

3.    ADOPTION OF AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S
      NAME

--------------------------------------------------------------------------------

         The Company is engaging primarily in business activities that are related to the natural resource industry. Accordingly, the Board of Directors believes that its current name, "Galaxy Investments, Inc." no longer reflects the Company's area of business.

         It is proposed that the Company change its name to "Galaxy Energy Corporation."

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE
                   AMENDMENT TO THE ARTICLES OF INCORPORATION.

--------------------------------------------------------------------------------

4.       ADOPTION OF 2003 STOCK OPTION PLAN

--------------------------------------------------------------------------------

         We are asking shareholders to adopt a 2003 Stock Option Plan. The Board of Directors recommends approval of a new stock plan to allow the Company to attract and retain the best available employees and provide an incentive for employees to use their best efforts on the Company's behalf. For these reasons, the Board has adopted resolutions approving, and recommending to the shareholders for their approval, the 2003 Stock Option Plan. A copy of the 2003


Galaxy Investments, Inc. Information Statement - Page 8 of 12

Stock Option Plan may be obtained upon written request to the Company at the address listed on the front page of this Information Statement.

DESCRIPTION OF THE PLAN

         GENERAL. The purposes of this 2003 Stock Option Plan are to attract and retain the best available individuals for positions of substantial responsibility, to provide additional incentive to such individuals, and to promote the success of the Company's business by aligning the financial interests of employees and consultants providing personal services to the Company or its affiliates with long-term shareholder value. Stock options granted under the Plan may be either "incentive stock options," as defined in
Section 422 of the Internal Revenue Code ("Code"), or non-statutory options.

         ADMINISTRATION. The Plan will be administered by the Board of Directors or the Compensation Committee of the Board (the "Committee"), if one should be established.

         PLAN BENEFITS. Because benefits under the Plan will depend on the Committee's actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by officers and other employees if the Plan is approved by the shareholders.

         ELIGIBILITY. Incentive stock options may be granted only to employees of the Company or its subsidiaries. Non-statutory stock options may be granted under the Plan to employees, advisors and consultants of the Company, its affiliates and subsidiaries, as well as to persons to whom offers of employment as employees have been granted. The Committee, in its discretion, will select the individuals to whom options will be granted, the time or times at which such options are granted, and the number of shares subject to each grant.

         SHARES SUBJECT TO THE PLAN. The Company may grant optionees from time to time options to purchase an aggregate of up to 3,500,000 shares of common stock.

         LIMITATIONS. The Plan provides that the maximum aggregate number of Company common shares underlying all options to be granted to any one person may not exceed 60% of authorized options.

         TERMS AND CONDITIONS OF OPTION GRANTS. Each option is to be evidenced by an option agreement between the Company and the individual optionee and is subject to the following additional terms and conditions:

                  EXERCISE PRICE. The Committee will determine the exercise price for the shares of common stock underlying each option at the time the option is granted. The exercise price for shares under an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted. The fair market value price for a share of Company common stock underlying each option is the closing price per share on the date the option is granted.

                  EXERCISE OF OPTION; FORM OF CONSIDERATION. The Committee will determine when options become exercisable. The means of payment for shares issued upon exercise of an option will be specified in each option agreement. The Plan permits payment to be made by cash, check, broker assisted same day sales, and by delivery of other shares of Company stock which they have owned for six (6) months or more as of the exercise date.

                  TERM OF OPTION.  The term of an option may be no more than ten
         (10) years from the date of grant. No option may be exercised after the expiration of its term.

                  TERMINATION OF OPTION EXERCISE PERIOD. Unless otherwise expressly provided in any option agreement, the unexercised portion of any option granted to an optionee shall automatically terminate one year after the date on which the optionee's employment or service is terminated for any reason, other than by reason of cause, voluntary termination of employment or service by the optionee, or the optionee's death. Options shall terminate immediately upon the termination of an optionee's employment for cause or 30 days after the voluntary termination of employment or service by the optionee. If an optionee's employment or consulting relationship terminates as a result of his or her death, then all options he or she could have exercised at the date of death, or would have been able to exercise within the following year if the employment or consulting


Galaxy Investments, Inc. Information Statement - Page 9 of 12 relationship had continued, may be exercised within the one year period following the optionee's death by his or her estate or by the person who acquired the exercise right by bequest or inheritance.

                  NONTRANSFERABILITY OF OPTIONS. Options granted under the Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee, except that a non-statutory stock option may be transferred to a family member or trust for the benefit of a family member if the Committee's prior written consent is obtained.

                  OTHER PROVISIONS. An option agreement may contain other terms, provisions, and conditions not inconsistent with the Plan, as may be determined by the Committee.

         REDEMPTION OF SHARES BY THE COMPANY. The Company has the right to redeem any shares issues to any optionee upon exercise of the option granted to him under the Plan immediately upon the termination of optionee's employment or service arising from disability, the death of the optionee, the voluntary termination of employment or services of the optionee, or the termination of employment or services of the optionee for cause. The redemption price is the fair market value of the shares on the date of the event of redemption.

         ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER OR SALE OF ASSETS. In the event that the Company's stock changes by reason of any stock split, dividend, combination, reclassification or other similar change in the Company's capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option outstanding under the Plan, and the exercise price for shares subject to any such outstanding option.

         In  the  event  of  a  merger  in  which  the  Company's   shareholders
immediately before the merger own 50% or more of the issued and outstanding shares of stock of the resulting entity after the merger, then existing options shall automatically convert into options to receive stock of the resulting entity. Unless otherwise expressly provided in any option, the Committee in its sole discretion may cancel, effective upon the date of the consummation of any change of control, any option that remains unexercised on such date.

         AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the Plan to the extent necessary and desirable to comply with applicable laws. No such action by the Board or shareholders may alter or impair any option previously granted under the Plan without the written consent of the optionee. The Plan shall remain in effect until terminated by action of the Board or operation of law.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 2003 STOCK OPTION PLAN

         The federal income tax consequences to the Company and its employees of options granted under the Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the Plan. Recipients of options granted under the Plan should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

         As noted above, options granted under the Stock Plan may be either incentive stock options or non-qualified stock options. Incentive stock options are options which are designated as such by the Company and which meet certain requirements under Section 422 of the Code and the regulations thereunder. Any option that does not satisfy these requirements will be treated as a non-qualified stock option.

         INCENTIVE STOCK OPTIONS. If an option granted under the Stock Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

         If an optionee exercise an incentive stock option and does not dispose of the shares received within two years after the date such option was granted or within one year after the transfer of the shares to him or her, any gain realized


Galaxy Investments, Inc. Information Statement - Page 10 of 12 upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

         If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the exercise price, or (2) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income.) The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee's compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

         The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability. The excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

         In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an incentive stock option. However, in the event an optionee sells or otherwise disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

         NONQUALIFIED STOCK OPTIONS. Nonqualified stock options granted under the Stock Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal income tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

         The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

         In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE
                             2003 STOCK OPTION PLAN.


Galaxy Investments, Inc. Information Statement - Page 11 of 12

              PROPOSALS FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS

         If you want to include a proposal in the proxy statement for the Company's 2004 Annual Meeting, send the proposal to Galaxy Energy Corporation,
Attention: A. Shane Bruner, Corporate Secretary. Proposals must be received on or before December 25, 2003 to be included in next year's proxy statement. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as well as the requirements of the Company's Articles of Incorporation and bylaws.

         For any proposal that is not submitted for inclusion in next year's proxy statement but is instead sought to be presented directly at next year's annual meeting, Securities and Exchange Commission rules permit our management to vote proxies in its discretion if (a) we receive notice of the proposal before the close of business on March 11, 2004 and advise stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) we do not receive notice of the proposal prior to the close of business on March 11, 2004.


















Galaxy Investments, Inc. Information Statement - Page 12 of 12